Filed Pursuant to Rule 424(b)(3)

Registration No. 333-271908

CAN B CORP.

Up to 6,760,336 shares of common stock

This prospectus relates to the resale by the selling stockholder named in this prospectus (the “Selling Stockholder”) of up to 6,760,336 shares of our common stock, nil par value (the “common stock”), including (i) 5,453,146 shares of common stock issuable upon the conversion of convertible promissory notes (the “Convertible Notes”) held by the Selling Stockholder and (ii) 1,307,190 shares of common stock issuable upon the exercise of a warrant held by the Selling Stockholder. We are registering the shares for resale pursuant to such the Selling Stockholder’s registration rights under a securities purchase agreement and a registration rights agreement between us and the Selling Stockholder. For additional information, see “Summary Information—Private Placement and Debt Restructuring” beginning on page 7 of this prospectus. The shares of our common stock may be sold by the Selling Stockholder at prevailing market prices at the times of sale, prices related to the prevailing market prices or negotiated prices. The shares of common stock may be offered by the Selling Stockholder to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. See “Plan of Distribution” beginning on page 26 of this prospectus.

We are not selling any shares of common stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholder. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the Selling Stockholder. The timing and amount of any sale is within the Selling Stockholder’s sole discretion, subject to certain restrictions. To the extent that the Selling Stockholder resells any securities, the Selling Stockholder may be required to provide you with this prospectus identifying and containing specific information about the Selling Stockholder and the terms of the securities being offered.

Shares of our common stock are quoted on the OTCQB Venture Market of OTC Markets Group Inc. under the symbol “CANB”. On May 18, 2023, the closing price per share of our common stock as reported by OTC Markets Group Inc. was $.41.

See “Risk Factors” beginning on page 11 of this prospectus for a discussion of risk factors that should be considered by prospective purchasers of the shares of common stock offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, offer and sell shares of common stock offered under this prospectus.

We and the Selling Stockholder have not authorized anyone to provide any information or make any representations other than those contained in this prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is current only as of its date.

The Selling Stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of the common stock. Neither the delivery of this prospectus, nor any sale made hereunder, will under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to the date of such information.

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SUMMARY INFORMATION

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “CANB” refers to Can B Corp. together with its wholly owned subsidiaries. In instances where we refer emphatically to “Can B Corp.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity.

The Company

Can B Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005 in order to tap into a largely un-serviced segment of the web-based advertising industry. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008, in order to acquire Prosperity’s office productivity software suite as a complement to WRAP’s existing intellectual property. After its acquisition, the Company transferred Prosperity’s operations to WRAP; however, the Company does not currently actively operate its WRAP or Prosperity divisions.

Around the first quarter of 2017, the Company began to transition into the health and wellness industry, offering products that incorporate hemp and hemp derivatives. On May 15, 2017, WRAP changed its name to “Canbiola, Inc.” On March 6, 2020, CANB changed its name again to “Can B̅ Corp.” in order to segregate its corporate identity from its lead products branded under the Canbiola™ brand.

Effective December 27, 2010, WRAP effected a 10 for 1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1 for 10 reverse stock split of its common stock. On March 6, 2020, Can B̅ Corp. effected a 1 for 300 reverse stock split of its common stock. On February 14, 2022, the Company effectuated a 1 for 15 reverse stock split of its common stock. The Company’s consolidated financial statements incorporated herein by reference retroactively reflect these stock splits.

Can B Corp.’s shares of common stock are currently quoted on OTC Market’s OTCQB® Venture Market under the symbol “CANB.”

Our principal executive offices are located at 960 South Broadway, Suite 120, Hicksville NY 11801 and our telephone number is 516-595-9544.

Going Concern

The financial statements incorporated herein by reference have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $14,486,388 during the year ended December 31, 2022 and as of that date, had an accumulated deficit of $92,253,047. Due to recurring losses from operations and the accumulated deficit the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

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Business Overview

The Company, directly and through its subsidiaries, is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises.

The Company’s primary business is the development, production and sale of products containing hemp derived cannabinoids, including, but not limited to, cannabidiol (“CBD”), cannabinol (“CBN”) cannabigerol (“CBG”), delta-8, and delta-10. The Company has five divisions: Pure Health Products (white label production, sales and operations, and lifestyle brand marketing), Hemp Operating Division (industrial hemp production, biomass and isolate processing, and R&D of cannabinoids), Green Grow Farms (licensed hemp growing and processing- inactive), Duramed (no fault, Medicare and workers’ comp durable medical equipment), and Imbibe Wellness Solutions (celebrity specific products and influencer branding).

The statements found herein have not been evaluated by the Food and Drug Administration (FDA) and the Company’s products are not intended to diagnose, treat, cure or prevent any disease or medical condition.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1.07 billion (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)	the date on which such issuer has, during the previous three-year period, issued more than $1.0 billion in nonconvertible debt; or

(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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Private Placement and Debt Restructuring

On March 2, 2023, the Company completed the sale of a promissory note (the “2023 Walleye Note”) in the principal amount of $1,823,529 to the Selling Stockholder, Walleye Opportunities Master Fund Ltd, pursuant to a Securities Purchase Agreement dated as of February 27, 2023. The purchase price of the Walleye Note was $1,550,000, representing a 15% original issue discount. The Walleye Note is non-interest bearing, except in the case of the event of a default, in which case interest will accrue from the date of the default at a rate equal to the lower of 18% per annum or the maximum rate permitted by law.

The 2023 Walleye Note is payable in nine (9) monthly installments of $232,500 each, consisting of a $227,941 principal reduction payment and a $4,559 redemption fee, commencing on April 27, 2023. The Company’s obligations under the 2023 Walleye Note are secured by a security interest in the Company’s deposit accounts and the deposit accounts of the Company’s subsidiaries. In addition, each the Company’s subsidiaries has agreed that if an event of default occurs under the 2023 Walleye Note, the subsidiary will pay to the Selling Stockholder an amount equal to 10% of revenues received during the prior month from the sale of goods or services or collections of accounts receivable.

The 2023 Walleye Note requires the Company to use reasonable commercial efforts to complete an offering which will result in an uplisting of its common stock to a national securities exchange within a reasonable time following the issuance of the 2023 Walleye Note. The 2023 Walleye Note contains certain negative covenants, including a prohibition on the incurrence of debt that is senior or pari passu to the indebtedness represented by the Walleye Note, the creation of liens on the Company’s assets, the payment of dividends and other distributions on the Company’s common stock, the repurchase of the Company’s common stock, the sale of a significant portion of the Company’s assets and the repayment of indebtedness other than existing indebtedness.

The Company may elect to pay all or a portion of a monthly installment due under the 2023 Walleye Note by converting such amount into shares of the Company’s common stock at a price of $4.00 per share, subject to adjustment in accordance with the terms of the 2023 Walleye Note. If the Company does not pay an installment when due it is deemed an election by the Company to convert the installment payment into common stock at a price equal to the lower of $4.00 per share or 90% of the lowest daily volume weighted average price of the common stock during the five trading days preceding the conversion date. The Selling Stockholder has the right to determine the timing of any such conversion. The Selling Stockholder may elect at any time to convert amounts payable under the 2023 Walleye Note into shares of the Company’s common stock at a conversion price of $4.00 per share, subject to adjustment in accordance with the terms of the 2023 Walleye Note.

If the Company receives cash proceeds from any source, including payments from customers or from the issuance of equity or debt, the Selling Stockholder can require the Company to apply 100% of such proceeds to the repayment of the Walleye Note.

If the Company completes a placement of securities, the Selling Stockholder will have the right to accept such new securities in lieu of the Walleye 2023 Note and Walleye Warrant described below. For so long as the 2023 Walleye Note is outstanding, if the Company issues a security or amends the terms of a security issued before the issue date of the 2023 Walleye Note, and the Selling Stockholder believes that terms of the new or amended security are more favorable to the holder than the terms provided to the Selling Stockholder, the Selling Stockholder may require that such terms become part of Selling Stockholder’s transaction documents with the Company.

In the event of a default under the 2023 Walleye Note, the Company shall be required to pay the Selling Stockholder an amount equal to the amount determined by multiplying the principal amount then outstanding plus default interest by 135%, plus costs of collection. The Selling Stockholder may elect to accept payment of any such amount in cash and/or shares of the Company’s common stock, valued for this purpose at the lower of the conversion price then in effect or a 60% discount to the lowest volume weighted average price of the common stock during the five trading days preceding the conversion date.

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The Selling Stockholder has been granted a right of first refusal to participate in future financing transactions conducted by the Company.

As additional consideration for the purchase of the 2023 Walleye Note, the Company issued the Selling Stockholder a warrant (the “Walleye Warrant”) to purchase 1,307,190 shares of the Company’s common stock at an exercise price equal to 90% of the lowest volume weighted average price of the common stock during the five trading days preceding the date of exercise. The Walleye Warrant contains a cashless exercise provision and is exercisable at any time during the period beginning on August 27, 2023 and ending on August 27, 2028. In addition, a warrant issued by the Company to the Selling Stockholder in August 2022 was amended to change the exercise price of the warrant from $5.40 per share to the lower of $5.40 per share or the lowest volume weighted average price of the common stock during the five trading days preceding its exercise.

The Company entered into a Registration Rights Agreement with the Selling Stockholder pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission by April 13, 2023 to register the shares of common stock issuable upon the conversion of the 2023 Walleye Note and a note previously issued to Walley in August 2022 (the “2022 Walleye Note” and collectively with the 2023 Walleye Note, the “Walleye Notes”) and the exercise of the Walleye Warrant for public resale. The Company’s failure to file the registration statement by April 13, 2023 or have the registration statement declared effective by the deadline set forth in the Registration Rights Agreement, requires the Company to make a payment of 2% of the amount then owed under the 2023 Walleye Note for each 30 day period after the applicable deadline that the Company does not file the registration statement or the registration statement is not declared effective. The Selling Stockholder has also been granted piggyback registration rights with respect to the shares of common stock issuable upon the conversion of the 2023 Walleye Note and the exercise of the Walleye Warrant. Each of the Walleye Notes and the Walleye Warrant grants full ratchet anti-dilution protection to the Selling Stockholder in the event that the Company issues common stock or rights to purchase common stock at a price less than the conversion or exercise price then in effect. The conversion price of each of the Walleye Notes is currently $1.50 per share. The shares of common stock offered by the Selling Stockholder pursuant to this prospectus include the shares issuable upon the conversion of the 2022 Walleye Note, the 2023 Walleye Note and Walleye Warrant. These shares have been registered pursuant to the Registration Rights Agreement.

Each of the 2023 Walleye Note and Walleye Warrant contains provisions pursuant to which the Selling Stockholder has agreed not to effect a conversion of the Walleye Note or exercise of the Walleye Warrant if the conversion or exercise would result in the Selling Stockholder becoming the beneficial owner of more than 9.99% of the Company’s outstanding common stock. The 2022 Walleye Note contains a provision pursuant to which the Selling Stockholder has agreed not to effect a conversion of the 2022 Walleye Note if the conversion would result in the Selling Stockholder becoming the beneficial owner of more than 4.99% of the Company’s outstanding common stock.

Contemporaneous with the sale of the Walleye Note and Walleye Warrant to the Selling Stockholder, Arena Special Opportunities Partners I, L.P. and Arena Special Opportunities Fund, L.P. (collectively, “Arena”), who hold promissory notes with an unpaid principal balance of approximately $3,877,000 which became due on April 30, 2022 (the “Arena Notes”), entered into a Forbearance Agreement with the Company pursuant to which they agreed to forbear from exercising remedies under the Arena Notes until December 31, 2024 provided that the Company does not default on its obligations under the Forbearance Agreement.

The Forbearance Agreement requires the Company and/or Company’s subsidiaries, Duramed, Inc. and Duramed MI, LLC (together the “Duramed Subsidiaries”) to remit to Arena on a monthly basis certain accounts receivable collected by the Company and/or the Duramed Subsidiaries until the total amount collected is $5,700,000. The Company and the Duramed Subsidiaries have assigned their rights to these receivables to Arena.

If Arena fully exercises warrants to purchase shares of the Company’s common stock that were previously issued to it, and the aggregate market value of the shares acquired is less than $1,500,000, the Company must pay to Arena an amount equal to such difference.

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As a condition to the closing of the sale of the 2023 Walleye Note and Walleye Warrant to the Selling Stockholder, certain terms of certain promissory notes previously issued by the Company were amended, including the following:

●	the maturity date of a promissory note in the principal amount of $62,500 was extended from June 6, 2023 to September 1, 2023; provided, however, that the holder can require full payment if the Company completes an offering of its common stock that results in an uplisting of its common stock to a national securities exchange;

●	in consideration of the Company repaying an aggregate of $200,000 under notes issued in March 2022, the holders of the notes agreed to extend the maturity dates of the notes until September 1, 2023 and reduce the percentage of the cash proceeds received by the Company from the issuance of equity or debt that the holders of the notes can require the Company to apply to the repayment of the notes from 50% to 33%;

●	in consideration of an increase in the aggregate principal amount by $10,000 and an increase in the interest rate to 18% per annum, the holder of notes in the aggregate principal amount of $150,000 agreed to waive his right to require the Company to repay a $50,000 note upon the Company’s receipt of $1,500,000 of financing and extend maturity dates from November 18,2021 and January 22,2023 to September 1, 2023;

●	in consideration of the Company’s agreement to provide a product credit for future orders of $50,000, the holder of a promissory note in the principal amount of $150,000 agreed to extend the maturity date from August 10,2022 to September 1, 2023;

●	the maturity date of a promissory note in the principal amount of $1,250,000 was extended from August 12, 2022 until the earlier of September 1, 2023 or the date that the Company completes an offering resulting in an uplisting of its common stock to the Nasdaq Capital Market;

●	in consideration of the repayment of a total of $232,500 under the notes, the holders of promissory notes in the aggregate principal amount of $435,000 issued in October and November 2022 that bore interest at 18% per annum and were past due agreed to exchange the notes for new notes that mature on September 1, 2023 and bear interest at 15% per annum; and

●	in consideration of an increase in the aggregate principal amount to $937,000, the holder of notes in the aggregate principal amount of $852,000 having maturity dates between August 24, 2022 and April 12, 2023 agreed to exchange the notes for a single note that matures on September 1, 2023.

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THE OFFERING

This prospectus relates to the offer and sale from time to time of up to an aggregate of 6,760,336 shares of the Company’s common stock by the Selling Stockholder.

Under the terms of the Registration Rights Agreement entered into with the Selling Stockholder on the same date and in connection with the Purchase Agreement, we agreed to register with the SEC 6,760,336 shares of common stock issuable upon the conversion of the Walley Notes and exercise of the Walleye Warrant. The number of shares ultimately offered for resale by the Selling Stockholder depends upon how much of the Walleye Notes and Walleye Warrant the Selling Stockholder elects to convert and exercise, respectively, and the liquidity and market price of shares of our common stock.

Issuer	Can B Corp.
Common stock to be offered by the Selling Stockholder	6,760,336 shares.
Common stock outstanding prior to this offering	5,396,682 shares
Common stock to be outstanding after the offering	12,157,018 shares of common stock if the Walleye Warrant is exercised in full and the Walleye Notes are converted in full.
Use of proceeds	We will not receive any proceeds from the sale of common stock by the Selling Stockholder. All of the net proceeds from the sale of shares of our common stock will go to the Selling Stockholder as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the shares of common stock for the Selling Stockholder.
Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 11 before deciding to invest in our securities.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering and our Common Stock

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the trading of our common stock has generally been very volatile and experienced sharp share-price and trading-volume changes. The trading price of our securities is likely to remain volatile and could fluctuate widely in response to many factors, including but not limited to the following, some of which are beyond our control:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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Our common stock is thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given that we are a relatively small company and have experienced losses from operations that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We may require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and large stockholders own a significant percentage of our outstanding capital stock. Our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially own shares representing more than a majority of the eligible votes of the Company. Accordingly, our directors and executive officers have significant influence over our affairs due to their substantial ownership coupled with their positions on our management team and have substantial voting power to approve matters requiring the approval of our stockholders. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our reported financial information and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on the internal control over financial reporting. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, our management will be unable to conclude that our internal control over financial reporting is effective. Moreover, when we are no longer a smaller reporting company, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed.

If we are unable to conclude that our internal control over financial reporting is effective, or when we are no longer a smaller reporting company, if our auditors were to express an adverse opinion on the effectiveness of our internal control over financial reporting because we had one or more material weaknesses, investors could lose confidence in the accuracy and completeness of our financial disclosures, which could cause the price of our common stock to decline. Internal control deficiencies could also result in a restatement of our financial results in the future. We have concluded that are internal controls have not been sufficient; however, we have begun to take steps to remediate such insufficiencies. We have communicated to our accounting review firm and audit that we have accomplished the following: (i) we have transitioned each operating subsidiary to a separate bookkeeping system (QuickBooks) and input data at each operating location on a daily basis vs. previously batching data and inputting at corporate office. Corporate then verifies data prior to accepting, (ii) we have a QuickBooks trained person with who inputs data on a real-time basis but not allowed at subsidiary level to access or make certain changes, (iii) we have installed for the hemp division companies (Botanical Biotech (Miami), TN Botanicals (TN), Co botanicals (CO) daily tracking procedures whereby every ounce and pound of raw materials (biomass or crude) is tracked by lot number from input to processing through to finished product, (iv) our accounts receivable tracking system, which is essentially our Duramed Division receivables, is now tracking by medical device unit number, by doctor, by location, by insurance billing company, and we have a far more refined software track and billing system than we did prior quarters, (v) we have consolidated banking to a master account with our primary bank (M&T Bank) by subsidiary and only have one independent subsidiary bank in Tennesee for TN Botanicals which is managed for balances through M&T Bank, (vi) we have instituted a new procedure for any payables which requires double signatures to release any funds for any reason, (vii) we have changed merchant accounts to a single user to better tie out to bank balances and accounts receivable, and (viii) Pure Health Products, LLC, our production facility in Lacey Washington in mid-November just received NSF Certification (National Sanitation Foundation), the highest certification possible which now allows us to bid and product products for major national retailers but also has the highest certification and maintenance program in the food supplement industry.

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If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock could be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes Oxley Act. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Exchange, which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our various convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we fail to timely file our SEC reports in the future, or any other events of defaults occur under the notes, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless.

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The issuance and sale of common stock upon conversion of our convertible notes may depress the market price of our common stock.

If sequential conversions of the convertible notes and sales of such converted shares take place, the price of our common stock may decline, and as a result, the holders of the convertible notes will be entitled to receive an increasing number of shares in connection with conversions, which shares could then be sold in the market, triggering further price declines and conversions for even larger numbers of shares, to the detriment of our investors. The shares of common stock which the convertible notes are convertible into may be sold without restriction pursuant to Rule 144. As a result, the sale of these shares may adversely affect the market price, if any, of our common stock.

We have established preferred stock which can be designated by the Company’s Board of Directors without shareholder approval.

The Company has 5,000,000 shares of preferred stock authorized. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the board of directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the board of directors. Because the board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders, shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. The issuance of shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders. As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock and Warrants to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Risks Related to our Business

Since we have a limited operating history in our industry, it is difficult for potential investors to evaluate our business.

Our short operating history in our industry may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

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We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We expect to need substantial additional funding to pursue additional product development and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel additional product development or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has expressed substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have any key person insurance.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The health and wellness and hemp derivative industries are highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of hemp products, including validation procedures and regulatory matters. Moreover, some of these competitors may have patents or pending patent applications that our products infringe and for which we would need a license to become free to operate. In addition, our products compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for research and product development work and acquisitions. If we cannot raise sufficient capital, we may have limited ability to expend the capital necessary to undertake or complete research and product development work and acquisitions. There can be no assurance that debt or equity financing will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

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Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we have focused our efforts on particular products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. We rely, and will continue to rely, on our related parties to maintain these services. If the pricing for these services changes, or if our related parties cease to provide these services, including by terminating agreements with us, we may be unable to obtain replacements for these services on the same terms without disruption to our business. This could have a material effect on our business, results of operations and financial condition.

Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors, which could have a material adverse effect on our liquidity, results of operations and financial condition.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brands, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our trademarks, trade secrets and other intellectual property rights. There is a risk of certain valuable trade secrets being exposed to potential misappropriation. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. There is a risk that we may have insufficient resources to counter adequately such misappropriation or infringement through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

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Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into the rapidly growing CBD, CBN, CBG and delta-8 markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brands and reputation in the markets we serve. If problems with our products or technologies cause customers to experience operational disruption or failure or delays, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

If we or any of our suppliers or third-parties on which we rely for the development, manufacturing, marketing, or sale of our products fails to comply with regulatory requirements applicable to the development, manufacturing, marketing, and sale of our product candidates, regulatory agencies may take action against us or them, which could significantly harm our business.

Our product candidates, along with the development process, the manufacturing processes, labeling, advertising, and promotional activities for these products, are subject to continual requirements and review by the FDA and state and foreign regulatory bodies. Regulatory authorities subject a marketed product, its manufacturer, and the manufacturing facilities to continual review and periodic inspections. We, our suppliers, third-parties on which we rely, and our and their respective contractors, suppliers and vendors, will be subject to ongoing regulatory requirements, including complying with regulations and laws regarding advertising, promotion and sales of products (including applicable anti-kickback, fraud and abuse and other health care laws and regulations), required submissions of safety and other post-market information and reports, registration requirements, Clinical Good Manufacturing Practices (cGMP) regulations (including requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation), and the requirements regarding the distribution of samples to physicians and recordkeeping requirements. Regulatory agencies may change existing requirements or adopt new requirements or policies. We, our suppliers, third-parties on which we rely, and our and their respective contractors, suppliers, and vendors, may be slow to adapt or may not be able to adapt to these changes or new requirements.

Failure to comply with regulatory requirements may result in any of the following:

●	restrictions on our product candidates or manufacturing processes;

●	warning letters;

●	withdrawal of the products from the market;

●	voluntary or mandatory recall;

●	fines;

●	suspension or withdrawal of regulatory approvals;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	product seizure;

●	injunctions; or

●	imposition of civil or criminal penalties.

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We could be subject to costly product liability claims related to our products.

Since most of our products are intended for human use, we face the risk that the use of our products may result in adverse side effects to people. We face even greater risks upon further commercialization of our products. An individual may bring a product liability claim against us alleging that one of our products causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

●	the inability to commercialize our products;

●	decreased demand for our products;

●	regulatory investigations that could require costly recalls or product modifications;

●	loss of revenue;

●	substantial costs of litigation;

●	liabilities that substantially exceed our product liability insurance, which we would then be required to pay ourselves;

●	an increase in our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all;

●	the diversion of management’s attention from our business; and

●	damage to our reputation and the reputation of our products.

Product liability claims may subject us to the foregoing and other risks, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.

The Company could be subject to enforcement action by the FDA and certain state regulatory agencies for its products containing CBD or THC compounds.

In 2018, the federal Farm Bill removed hemp as a Schedule I drug under the Controlled Substances Act and hemp may now be grown as a commodity crop, with restrictions; however, the 2018 Farm Bill did not specifically legalize CBD. Until Congress promulgates rules and regulations relating to hemp derived cannabinoids, the “legal” status of such, or the processes the Company may have to implement (and at what expense), are still unknowns. A similar paradigm exists under various state laws with which the Company will have to comply. Further, the FDA currently considers the addition of CBD to food products, cosmetics or supplements to be illegal and also prohibits the advertisement of CBD products with health claims. In addition, the FTC under the Federal Trade Commission Act (“FTC Act”) requires that product advertising is truthful, substantiated and non-misleading. We believe that our advertising meets these guidelines; however, the FTC may bring a challenge at any time to evaluate our compliance with the FTC Act.

Further, the FDA has recently increased its review of and enforcement against CBD companies for violations of the Federal Food, Drug, and Cosmetic Act (“FCDA”), particularly with respect to the sale of food products containing CBD, claiming that CBD can treat medical conditions in humans or animals, promoting CBD products as dietary supplements, and adding CBD to human and animal foods. Should the Company become subject to enforcement action by the FDA, it could be forced to spend significant sums defending against such enforcement, pay significant fines and ultimately could be forced to stop offering some or all of its CBD products, which would materially, negatively affect the Company’s business and shareholders’ investments. The FDA can also subject individuals to criminal penalties, including fines and imprisonment, for violating certain provisions of the FDCA related to CBD products. In addition, notwithstanding the intense pressure on FDA to fast-track the CBD approval process, it is likely that the approval process for use of CBD or other cannabinoids in foods, cosmetics or supplements will take years and possible that it could never occur at all.

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Due to the controversy over the cannabis plant within the United States, we face challenges getting our products into stores and into the hands of the end user.

The Company intends to release products that contain CBD derived from hemp that are legal within the U.S. However, it is possible we may face scrutiny and run into issues getting our products into stores due to hesitation by stores to carry any product at all affiliated with the cannabis plant, as well as federal, state and local regulations that may restrict our ability to sell cannabinoid products.

The Company’s production of Delta-8 THC and Delta-10 THC could subject it to enforcement action by certain federal and state regulatory agencies.

Delta-8 THC and delta-10 THC are cannabis compounds that can cause effects similar to delta-9 THC, the main compound in cannabis that causes psychoactive effects. Delta-8 THC and delta-10 THC can be extracted from either hemp or marijuana, but all of the Company’s delta-8 products are made with hemp containing no more than 0.3% THC. Because of the 2018 Farm Bill, hemp can be legally grown and used for extractions all over the United States. Notwithstanding the foregoing, the legality of hemp-derived delta-8 THC and delta-10 THC is in a gray area and varies from state-to-state, with some states allowing, some not addressing specifically, and others banning due to similarity to delta-9 THC. Although the federal legality of delta-8 THC and delta-10 THC is still unclear, the FDA has recently issued Warning Letters to five companies for selling products labeled as containing delta-8 tetrahydrocannabinol, noting that delta-8 THC has psychoactive and intoxicating effects and may be dangerous to consumers. The Warning Letters were primarily targeted at companies marketing the compound as unapproved treatments for various medical conditions or for other therapeutic uses, without adequate directions for use, or the addition of delta-8 THC in foods. Should the Company become subject to enforcement action by federal or state agencies, it could be forced to spend significant sums defending against such enforcement and ultimately could be forced to stop offering some or all of its delta-8 THC and/or delta-10 THC products and/or be subject to other civil or criminal sanctions, which would materially, negatively affect the Company’s business and shareholders’ investments.

The novel coronavirus disease of 2019 (“COVID-19”) has had, and continues to have, broad impacts on multiple sectors of the global economy, making it difficult to predict the extent of its impact on our business.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this propsectus. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the foreseeable future. We have experienced negative impacts from COVID in the form of reduced sales, delayed operations, inability to effectuate certain business plans, supply chain issues and the like.

Our acquisitions may expose us to unknown liabilities.

Because we have acquired, and expect generally to acquire, all (or a majority of) the outstanding securities of certain of our acquisition targets, our investment in those companies are or will be subject to all of their liabilities other than their respective debts which we paid or will pay at the time of the acquisitions. If there are unknown liabilities or other obligations, our business could be materially affected. We may also experience issues relating to internal controls over financial reporting that could affect our ability to comply with the Sarbanes-Oxley Act, or that could affect our ability to comply with other applicable laws.

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If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

Our industry is subject to extensive federal, state and local laws and regulations that are extremely complex and for which, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. We exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. We will also take such laws into account when planning future operations and acquisitions. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

Any failure to comply with all applicable federal and state anti-kickback laws may result in fines and other liabilities, which may adversely affect the Company’s results of operations and reputation.

The federal anti-kickback statute (the “AKS”) applies to Medicare, Medicaid and other state and federal programs. AKS prohibits the solicitation, offer, payment or receipt of remuneration in return for referrals or the purchase, or in return for recommending or arranging for the referral or purchase, of goods, including drugs, covered by the federal health care programs. At present, the Company does not participate in any federal programs and its products are not reimbursed by Medicare, Medicaid or any other state or federal program. The AKS is a criminal statute with criminal penalties, as well as potential civil and administrative penalties. The AKS, however, provides several statutory exceptions and regulatory “safe harbors” for particular types of transactions. Many states have similar fraud and abuse laws and their own anti-kickback laws, some of which can apply to all payors, and not just governmental payors. While the Company believes that it is in material compliance with both federal and state AKS laws, the AKS laws present different levels of risks as to two of the Company’s lines of business: (1) sale of the Company’s medical foods, and (2) sale of the Company’s medical devices.

At present, the Company’s products are not reimbursable under any federal program. If, however, that changes in the future and it were determined that the Company was not in compliance with the AKS, the Company could be subject to liability, and its operations could be curtailed, which could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, if the activities of its customers or other entity with which the Company has a business relationship were found to constitute a violation of the AKS and the Company, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, the Company could be subject to sanctions or liability under such laws, including civil and/or criminal penalties, as well as exclusion from government health programs. As a result of exclusion from government health programs, neither products nor services could be provided to any beneficiaries of any federal healthcare program.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel, risks posed by natural disasters and risks of lawsuits from customers who are injured from or dissatisfied with our products. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Our ability to service our indebtedness will depend on our ability to generate cash in the future.

Our ability to make payments on our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash is subject to general economic and market conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash to fund our working capital requirements, capital expenditure, debt service and other liquidity needs, which could result in our inability to comply with financial and other covenants contained in our debt agreements, our being unable to repay or pay interest on our indebtedness, and our inability to fund our other liquidity needs. If we are unable to service our debt obligations, fund our other liquidity needs and maintain compliance with our financial and other covenants, we could be forced to curtail our operations, our creditors could accelerate our indebtedness and exercise other remedies and we could be required to pursue one or more alternative strategies, such as selling assets or refinancing or restructuring our indebtedness. However, such alternatives may not be feasible or adequate.

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SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents it incorporates contains forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholder. All of the net proceeds from the sale of our common stock will go to the Selling Stockholder as described below in the sections entitled “Selling Stockholder” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholder.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will offer shares of our common stock at the prevailing market prices or privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for common stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common stock.

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DESCRIPTION OF SECURITIES

The following description is a summary of the material rights of shareholders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws.

Common Stock

We are authorized to issue 1,500,000,000 shares of common stock, Nil par value per share. As of May 19, 2023, there were approximately 5,396,682 shares of common stock issued and outstanding, held by approximately 250 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. Shareholders may take action by written consent.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends to common stockholders since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, including 20 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, 2,000 shares of Series C Convertible Preferred Stock, and 4,000 shares of Series D Preferred Stock. As of May 19, 2023, there were 1,100 shares of Series C Preferred Stock, 4,000 shares of Series D Preferred Stock and no shares of Series B Preferred Stock or Series A Convertible Preferred Stock issued and outstanding.

Shares of Series A Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of the liquidation or winding up of the Company, whether voluntary or involuntary, each holder of Series A Preferred stock may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of such Series A Shares on the applicable issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. The holders of Series A Preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Each share of Series A Preferred Stock is entitled to 4,445 votes and may be converted into 2,223 shares of common stock (each after adjusting for recent 1 for 15 reverse stock split). Par value for the Series A Preferred Shares is $0.001.

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Series B Preferred Stock ranks senior to all other stock of the Company. Series B holders are entitled to quarterly dividends in cash or shares of common stock. Series B stock is convertible into shares of common stock and the certificate of designation for the Series B Preferred Stock contains anti-dilution and penalty provisions relating to the conversion into common stock. There are no outstanding shares of Series B Preferred Stock and the Company does not intend to issue any additional shares at this time.

Series C Convertible Preferred Stock ranks senior to all shares of Common Stock of the Company with respect to the preferences as to distributions of dividends and ranks pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. The holders of Series C preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Par value for the Series A Preferred Shares will be $0.001. Each share of Series C Convertible Preferred Stock is entitled to 1,667 votes and may be converted into 1,667 shares of Common Stock (each after adjusting for the reverse stock split). No shares of Series C Preferred Stock are outstanding, but it is intended that such stock will be issued under the Company’s incentive Plan and otherwise as compensation for certain service providers, including officers and directors of the Company.

All shares of Series D Preferred Stock rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred share has voting rights equal to 667 (after adjustment for reverse stock split) shares of Common Stock, adjustable in the event of any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred shares at any time for a purchase price of par value per share of Series D Preferred shares (“Price per Share”). Should the Company desire to purchase Series D Preferred shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred shares being purchased multiplied by the Price per Share. The shares of Series D Preferred shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. Each share of Series D Preferred Stock has a par value of $0.001.

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INTEREST OF NAMED EXPERTS

The financial statements of the Company for fiscal years ending December 31, 2021 and 2022 have been incorporated herein by reference in reliance upon the reports of BF Borgers CPA PC, certified public accountants upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon by Giordano, Halleran & Ciesla, P.C., Red Bank, New Jersey.

SELLING STOCKHOLDER

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of May 19, 2023 by the Selling Stockholder.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares issuable pursuant to stock options, warrants, and convertible securities are deemed outstanding for computing the percentage of the person holding such options, warrants, or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

The Selling Stockholder, if it desires, may dispose of the shares covered by this Prospectus from time to time at such prices as it may choose. Before a stockholder not named below may use this Prospectus in connection with an offering of shares, this Prospectus must be amended or supplemented to include the name and number of shares beneficially owned by the selling stockholder and the number of shares to be offered. Any amended or supplemented Prospectus also will disclose whether any selling stockholder named in that amended or supplemented Prospectus has held any position, office or other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the amended or supplemented Prospectus. The Selling Stockholder has not held any position or office, or has had any other material relationship with us or any of our affiliates within the past three years. As used in this Prospectus, “Selling Stockholder” includes the donees, pledgers, transferees, or other successors-in-interest who my later hold the interest held by the Selling Stockholder.

	Beneficial Ownership Before Offering			Beneficial Ownership After Offering (1)
Name of Beneficial Owner	Number of Shares		Shares Being Offered	Number of Shares	Percent of Class
Walley Opportunities Master Fund Ltd	592,796	(2)	6,760,336	171,296	1.40%

(1)	Assumes all securities being offered by this prospectus are sold.
(2)	Includes 492,976 shares issuable upon the conversion of the Walley Notes and exercise of the Walleye Warrant and a warrant issued to the Selling Stockholder in 2022. Excludes shares otherwise issuable pursuant to conversion of the 2023 Walley Note and exercise of the Walley Warrant that are subject to a 9.99% beneficial ownership limitation contained in the 2023 Walley Note and Walleye Warrant and a 4.99% beneficial ownership limitation contained in the 2022 Walleye Note and the warrant issued to the Selling Stockholder in 2022.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	agreements between broker-dealers and the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

● Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 17, 2023.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

Can B Corp.

960 South Broadway, Suite 120

Hicksville, New York 11801

Attention: Chief Executive Officer

(516) 595-9544

Additional information about us is available at our web site located at www.canbcorp.com. Information contained in our web site is not a part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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